EXHIBIT 99.1

For Immediate Release

Contact:	Willing L. Biddle, CEO or
John T. Hayes, CFO
Urstadt Biddle Properties Inc.
(203)863-8200

Urstadt Biddle Properties Inc. Reports First Quarter Operating Results For Fiscal 2015

Greenwich, Connecticut, March 11, 2015 -- Urstadt Biddle Properties Inc. (NYSE: UBA and UBP), a real estate investment trust, today reported its operating results for the first quarter ended January 31, 2015.

Funds from operations ("FFO") for the first quarter of fiscal 2015 was $8,080,000 or $0.21 per diluted Common share and $0.24 per diluted Class A Common share compared with $7,972,000 or $0.23 per diluted Common share and $0.26 per diluted Class A Common share in last year's first quarter. The FFO amounts above include significant non-recurring items in fiscal 2015 and 2014.  In an effort to assist investors in analyzing changes to FFO, we have included a second FFO reconciliation table at the end of this report which explains the effect of these non-recurring items on the company's FFO per diluted share.  After removing these non-recurring items from both the first quarter of fiscal 2015 and 2014, our adjusted FFO for the first quarter of fiscal 2015 was $10,116,000 or $0.26 per diluted Common share and $0.30 per diluted Class A Common share compared with $8,343,000 or $0.24 per diluted Common share and $0.27 per diluted Class A Common share in last year's first quarter.

Net income from continuing operations applicable to Common and Class A Common stockholders for the first quarter of fiscal 2015 was $2,117,000 or $0.06 per diluted Common share and $0.06 per diluted Class A Common share compared to $3,012,000 or $0.09 per diluted Common share and $0.10 per diluted Class A Common share in last year's first quarter.  Net income in the three-month period ended January 31, 2014 included a gain on sale of properties of $12,612,000.

The per share amounts for both FFO and net income for the three months ended January 31, 2015 and 2014 include one-time property acquisition costs of $1.8 million and $371,000, respectively.  The first quarter fiscal 2015 acquisition costs of $1.8 million were incurred when the company purchased four retail properties in New Jersey in December 2014 for $124.6 million (exclusive of the acquisition costs).  In addition, the per share amounts for both FFO and net income include the dilutive effect of the issuance of 3 million shares of a new Series G preferred stock and 2.875 million Class A Common shares in a follow-on public offering.  The Series G preferred stock was issued in October and early November 2014 and the Class A Common shares were issued in early November 2014.  The preferred stock offering raised $72.6 million, of which $61.5 million was used to redeem the company's Series D preferred stock on November 22, 2014.  The balance of the Series G preferred stock proceeds, along with $59.9 million of proceeds raised in the Class A Common share offering, were used to fund a portion of the $124.6 million purchase price of four New Jersey retail properties.  As a result of issuing the Series G preferred stock a month before the Series D could be redeemed the company incurred $268,000 in preferred stock dividends that will not be recurring.

At January 31, 2015, the company's consolidated core properties were 95.6% leased (versus 94.8% at the end of fiscal 2014) and 94.7% occupied.  The above percentages exclude the company's unconsolidated joint ventures and the company's White Plains property.  In November, 2014, the company obtained a zoning change from the City of White Plains to convert this property to a higher and better use.  On this basis, the company is maintaining vacancies to make potential redevelopment possible.  At January 31, 2015, the company had equity interests in seven unconsolidated joint ventures (741,000 square feet), which were approximately 97.9% leased (97.9% at October 31, 2014).

Commenting on the quarter's operating results, Willing L. Biddle, President and CEO of UBP, said "In the first quarter we were very excited to have acquired four shopping centers in Northern New Jersey for an aggregate purchase price of $124.6 million.  The combined square footage of these properties is 375,000 square feet.  These are very attractive properties located in areas of New Jersey with high income demographics.  Two of the properties are anchored by grocery stores and two are anchored by nationally recognized pharmacy tenants.  We financed a portion of these acquisitions with a follow-on Class A Common stock offering that we completed in November 2014 at a price per share close to the stock's all-time high.  The offering was well received by investors and we are very pleased that the investment community continues to be enthusiastic about the direction of the company.  The balance of the purchase price was financed with a new mortgage in the amount of $62.7 million.  The mortgage matures in twelve years and bears interest at 3.85%.  The acquisition of the four New Jersey properties was the single largest acquisition transaction in the company's history.  In addition, in late October and November 2014 we completed a $75 million offering of a new series of 6.75% preferred stock.  This new series of preferred stock was priced with the lowest preferred stock coupon in the company's history.  We used $61.5 million of the proceeds to retire our higher yielding 7.5% Series D preferred stock which will save the company over $459,000 per annum in preferred stock dividends."

Continuing, Mr. Biddle said, "During 2014 and continuing into the first quarter of fiscal 2015, we had continued success with one of the company's most important priorities which has been, and will continue to be, leasing the remaining vacant space in our portfolio.  The percentage of our portfolio leased in the first quarter of 2015 increased to 95.6% which is the highest percentage it has been in many years.    We also reached a milestone in November regarding the re-development of the Westchester Pavilion center in White Plains, NY, when the City of White Plains approved a zoning change to permit the 191,000 square foot property to be redeveloped with a significantly denser mixed use development of up to 860,000 square feet.   We are working on preliminary site plan approval for that re-development and hope to have more progress to report on in the near future."

Urstadt Biddle Properties Inc. is a self-administered equity real estate investment trust which owns or has equity interests in 73 properties containing approximately 5.1 million square feet of space.  Listed on the New York Stock Exchange since 1970, it provides investors with a means of participating in ownership of income-producing properties. It has paid 180 consecutive quarters of uninterrupted dividends to its shareholders since its inception and has raised total dividends to its shareholders for the last 21 consecutive years.

Non-GAAP Financial Measure
Funds from Operations ("FFO")

The company considers FFO to be a meaningful additional measure of operating performance because it excludes the assumption that the value of its real estate assets diminishes predictably over time and industry analysts have accepted it as a performance measure.  FFO is presented to assist investors in analyzing the performance of the company.  The company reports FFO in addition to net income applicable to common shareholders and net cash provided by operating activities.  FFO is helpful as it excludes various items included in net income that are not indicative of the company's operating performance, such as gains (or losses) from sales of property and depreciation and amortization.  The company has adopted the definition suggested by the National Association of Real Estate Investment Trusts ("NAREIT").  The company defines FFO as net income computed in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP"), excluding gains (or losses) from sales of property plus real estate related depreciation and amortization, and after adjustments for unconsolidated joint ventures.  FFO does not represent cash flows from operating activities in accordance with U.S. GAAP and is not indicative of cash available to fund cash needs.  FFO should not be considered as an alternative to net income as an indicator of the company's operating performance or as an alternative to cash flow as a measure of liquidity.  Since all companies do not calculate FFO in a similar fashion, the company's calculation of FFO presented herein may not be comparable to similarly titled measures as reported by other companies.  This quarter, the company also has presented an alternative table of reconciliation between Net Income Available to Common and Class A Common Stockholders and FFO, removing the effects of excess preferred stock dividends and property acquisition costs from both first quarter of fiscal 2014 and first quarter of fiscal 2015 operating results.

Certain statements contained herein may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  Such factors include, among other things, risks associated with the timing of and costs associated with property improvements, financing commitments and general competitive factors.

 (Table Follows)

Urstadt Biddle Properties Inc. (NYSE: UBA and UBP)
First Quarter 2015 results (Unaudited)
 (in thousands, except per share data)

	Three Months Ended
	January 31,
	2015	2014
Revenues
Base rents	$21,011	$18,214
Recoveries from tenants	7,146	6,382
Lease termination income	44	67
Other income	305	532
Total Revenues	28,506	25,195

Operating Expenses
Property operating	5,086	4,926
Property taxes	4,462	4,332
Depreciation and amortization	5,526	4,576
General and administrative	2,268	2,104
Provision for tenant credit losses	343	127
Acquisition costs	1,768	371
Directors' fees and expenses	114	90
Total Operating Expenses	19,567	16,526
Operating Income	8,939	8,669

Non-Operating Income (Expense):
Interest expense	(3,264)	(2,404)
Equity in net income from unconsolidated joint ventures	474	306
Interest, dividends and other investment income	15	50

Income from continuing operations before discontinued operations	6,164	6,621
Discontinued operations:
Income from discontinued operations	-	141
Gain on sale of properties	-	12,612
Income from Discontinued Operations	-	12,753
Net Income	6,164	19,374
Noncontrolling interests
Net income attributable to noncontrolling interest	(153)	(156)
Net income attributable to Urstadt Biddle Properties Inc.	6,011	19,218
Preferred stock dividends	(3,894)	(3,453)

Net Income Applicable to Common and Class A Common Stockholders	$2,117	$15,765

Diluted Earnings Per Share:
Per Common Share:
Income from continuing operations	$0.06	$0.09
Income from discontinued operations	$-	$0.37
Net Income Applicable to Common Stockholders	$0.06	$0.46

Per Class A Common Share:
Income from continuing operations	$0.06	$0.10
Income from discontinued operations	$-	$0.41
Net Income Applicable to Class A Common Stockholders	$0.06	$0.51

Weighted Average Number of Shares Outstanding (Diluted):
Common and Common Equivalent	8,604	8,344
Class A Common and Class A Common Equivalent	26,232	23,350

The following information summarizes the Company's results of operations for the three month ended January 31, 2015 and 2014 (in thousands, except percentage amounts):

	Three Months Ended
	January 31,				Change Attributable to:
Revenues	2015	2014	Increase (decrease)	% Change	Property Acquisitions/Sales		Properties Held In Both Periods (Note 1)
Base rents	$21,011	$18,214	$2,797	15.4%	$1,918		$879
Recoveries from tenants	7,146	6,382	764	12.0%	648		116
Other income	305	532	(227)	-42.7%	28		(255)

Operating Expenses
Property operating expenses	5,086	4,926	160	3.2%	277		(117)
Property taxes	4,462	4,332	130	3.0%	300		(170)
Depreciation and amortization	5,526	4,576	950	20.8%	710		240
General and administrative expenses	2,268	2,104	164	7.8%	n/	a	n/	a

Other Income/Expenses
Interest expense	3,264	2,404	860	35.8%	805		55
Interest, dividends and other investment income	15	50	(35)	-70.0%	n/	a	n/	a

Note 1 – Properties held in both periods includes only properties owned for the entire periods of 2015 and 2014.  All other properties are included in the property acquisition/sales column.  There are no properties excluded from the analysis.

Revenues:
Base rents increased by 15.4% to $21.0 million for the three month period ended January 31, 2015 as compared with $18.2 million in the comparable period of 2014. The change in base rentals and the changes in other income statement line items were attributable to:

Property Acquisitions/Sales:

In fiscal 2014 and the first three months of fiscal 2015, the Company purchased equity interests in ten properties totaling approximately 670,000 square feet of GLA and sold two properties totaling 280,000 square feet of GLA whose operating results are included in continuing operations.   These properties accounted for all of the revenue and expense changes attributable to property acquisitions and sales during the three month periods ended January 31, 2015.  The Company also sold two properties in fiscal 2014 that are included in discontinued operations. The revenues and expense changes for these two properties are not included in the above variance analysis.

Properties Held in Both Periods:

Revenues
Base rents increased during the three month period ended January 31, 2015 by $879,000 when compared with the corresponding prior period as the percentage of the portfolio that was leased increased from the first quarter of fiscal 2014, primarily the result of completing the re-development and re-tenanting of two shopping centers after the first quarter of fiscal 2014.  In the first three months of fiscal 2015, the Company leased or renewed 75,900 square feet (or approximately 1.80% of total consolidated core property leasable area).  At January 31, 2015, the Company's consolidated core properties were approximately 95.6% leased, an increase of 0.8% from the end of fiscal 2014. Overall core property occupancy increased to 94.7% at January 31, 2015, up from 94.15% at the end of fiscal 2014.

In the three month period ended January 31, 2015, recoveries from tenants for properties owned in both periods (which represents reimbursements from tenants for operating expenses and property taxes) increased by $116,000. This increase was a result of the percentage of the portfolio leased increasing, which allows the Company to bill and collect a higher percentage of operating costs from our tenants.  This net increase was offset slightly by a decrease of operating expenses at our properties held in the three month period ended January 31, 2015 and fiscal 2014.  This operating expense decrease was predominantly the result of a decrease in snow removal costs.

Expenses
Property operating expenses for properties held in both periods decreased by $117,000 in the three month period ended January 31, 2015 when compared with the corresponding prior period as a result of a decrease in expenses relating to snow removal costs.

Real estate taxes for properties held in both periods increased in the three month period ended January 31, 2015 when compared with the corresponding prior period was relatively unchanged.

Interest expense for properties held in both periods was relatively unchanged when compared to the corresponding prior period.

Depreciation and amortization expense from properties held in the three months ended January 31, 2015 when compared to the corresponding prior period increased by $240,000 as a result of increased depreciation on three properties that were in various stages of re-development in fiscal 2014 that required an increase in capital improvements and tenant related build-out costs at those properties.

General and administrative expenses increased in the three months ended January 31, 2015 when compared to the corresponding prior period predominantly as a result of increased compensation expense for increased staffing at the Company over the last three quarters of fiscal 2014 and the first quarter of fiscal 2015.

(Table Follows)

Urstadt Biddle Properties Inc. (NYSE: UBA and UBP)
First Quarter 2015 Results
 (in thousands, except per share data)

Reconciliation of Net Income Available to Common and Class A Common Stockholders To Funds From Operations:	Three Months Ended January 31,
	2015	2014
Net Income Applicable to Common and Class A Common Stockholders	$2,117	$15,765

Real property depreciation	4,559	3,761
Amortization of tenant improvements and allowances	848	684
Amortization of deferred leasing costs	102	112
Depreciation and amortization on unconsolidated joint ventures	348	262
(Gain)/Loss on sale of property	106	(12,612)
Funds from Operations Applicable to Common and Class A Common Stockholders	$8,080	$7,972

Funds from Operations (Diluted) Per Share:
Common	$.21	$.23
Class A Common	$.24	$.26

The following table reconciles the company's net income (loss) available to Common and Class A Common Stockholder to Funds From Operations after removing property acquisition costs and excess preferred stock dividends:

Reconciliation of Net Income Available to Common and Class A Common Stockholders To Recurring Funds From Operations:	Three Months Ended January 31,
	2015	2014
Net Income Applicable to Common and Class A Common Stockholders	$2,117	$15,765
Add: Property acquisition costs	1,768	371
Add: Excess preferred stock dividends (Note 2)	268	-
Net Income Applicable to Common and Class A Common Stockholders	4,153	16,136

Real property depreciation	4,559	3,761
Amortization of tenant improvements and allowances	848	684
Amortization of deferred leasing costs	102	112
Depreciation and amortization on unconsolidated joint ventures	348	262
(Gain)/Loss on sale of property	106	(12,612)
Funds from Operations Applicable to Common and Class A Common Stockholders	$10,116	$8,343

Funds from Operations (Diluted) Per Share:
Common	$.26	$.24
Class A Common	$.30	$.27

Note 2 – The Company sold preferred stock in October and November of 2014 for the main purpose of redeeming its Series D preferred stock.  The company redeemed the Series D on November 22, 2014.  The company incurred excess preferred stock dividends of $268,000 in the first quarter of fiscal 2015 as a result of having the new series of preferred stock outstanding prior to being able to redeem the series D preferred stock.

Urstadt Biddle Properties Inc. (NYSE: UBA and UBP)
First Quarter 2015 results
 (in thousands)

Balance Sheet Highlights
(in thousands)
	January 31,	October 31,
	2015	2014
	(Unaudited)
Assets
Cash and Cash Equivalents	$4,894	$73,029

Real Estate investments before accumulated depreciation	$959,018	$830,304

Investments in and advances to unconsolidated joint ventures	$39,279	$39,213

Total Assets	$880,870	$819,005

Liabilities
Revolving credit lines	$12,500	$15,550

Unsecured term loan	$25,000	$25,000

Mortgage notes payable and other loans	$268,841	$205,147

Total Liabilities	$330,212	$325,098

Redeemable Noncontrolling Interests	$19,375	$18,864

Total Stockholders' Equity	$531,283	$475,043